UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 27, 2006 (September 22, 2006)
BIOMIMETIC THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
389-A Nichol Mill Lane, Franklin, Tennessee 37067
(Address of principal executive offices)
(615) 844-1280
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Ex-99.1 September 27, 2006 Press Release

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Ann Hanham and Arnold Caplan both resigned from the Company’s Board of Directors and from the Company’s Nominating and Corporate Governance Committee on September 22, 2006. Ms. Hanham and Mr. Caplan’s resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
     On September 22, 2006, the Company’s Board of Directors appointed Gary Friedlaender, M.D. to serve as a member of the Company’s Board of Directors. He will serve as a Class II director on the Board until the 2007 annual meeting of the shareholders or until removed by other actions as allowed by the Company’s bylaws. Initially, Dr. Friedlaender will not serve on any board committees.
     Mr. Friedlaender is a party to a consulting agreement with the Company pursuant to which he has been paid $2,000 in 2006 and was granted an option to purchase 20,250 shares of common stock at $3.63 per share.
     There are no arrangements or understandings between Mr. Friedlander and any other person with respect to his appointment to the Company’s Board of Directors. A press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
99.1	Press Release dated September 27, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.
By:	/s/ Earl Douglas
	Name:	Earl Douglas
	Title:	General Counsel

Date: September 27, 2006